UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2020

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The NASDAQ Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2020, Iteris, Inc. and its wholly-owned subsidiary, ClearAg, Inc. (collectively, “Iteris” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DTN, LLC (“DTN”), an operating company of TBG AG, a Swiss-based holding company. Under the Purchase Agreement, the Company agreed to sell to DTN the assets of the Company’s Agriculture and Weather Analytics segment, composed of its ClearAg and ClearPath Weather product lines (the “Business”). The transaction was completed by the parties and closed on May 5, 2020.

Under the Purchase Agreement, the parties agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, that DTN will purchase and assume from the Company substantially all of the assets used in the conduct of the Business and certain specified liabilities of the Business in exchange for a total purchase price of $12,000,000. Of that amount, $10,500,000 was paid at closing on May 5, 2020, and the balance of $1,500,000 will be paid at the 12- and 18-month anniversaries of the closing date, subject to satisfaction of the conditions set forth in the Purchase Agreement relating to the transition of certain customers to DTN and the collection of certain receivables by DTN. The Purchase Agreement also provides for customary post-closing adjustments to the purchase price tied to working capital balances of the Business at closing.

The parties also entered into certain ancillary agreements at the closing of the transaction that will provide Iteris with ongoing access to weather and pavement data that it integrates into its transportation software products, and a joint development agreement under which the parties agreed to pursue future joint opportunities in the global transportation market.

The Purchase Agreement contains various representations, warranties and covenants of the parties. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Purchase Agreement, (ii) are subject to the materiality standards contained in the Purchase Agreement, and (iii) were made only as of the date of the Purchase Agreement or such other date as is specified therein. The Purchase Agreement also contains customary indemnification obligations of the Company.

The foregoing is a summary of the terms of the Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by this reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 30, 2020, in connection with the transactions contemplated by the Purchase Agreement, the Board of Directors of Iteris, Inc. approved a plan of restructuring that will involve a charge in the range of $1.7 million to $1.9 million in the fiscal quarter ending June 30, 2020, of which approximately 60% relates to the sale of the Business. The restructuring charge includes separation costs for certain employees who will not transition to DTN, and an additional 10 to 15 positions that are being eliminated to right-size the cost structure of the Company. The restructuring is expected to result in a cash expenditure of approximately $1.7 million to $1.9 million. The annualized savings from the restructuring charges, excluding those related to the sale, are expected to be in the range of $1.2 million to $1.3 million. The amounts stated above are preliminary and subject to change as we finalize our assessment of the charges and costs associated with the above items.

1

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the Company’s ability to earn amounts that were held back at closing under the Purchase Agreement, the Company’s future joint opportunities with DTN, the Company’s efforts to reduce its operating expenses, the amount and composition of special charges and cash expenditures, and the timing for completion of the Company’s plan of restructuring. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to: our ability to transition customers successfully and otherwise work with DTN; our ability to achieve anticipated benefits from the transaction; difficulties and risks in restructurings; effects of the transaction on relationships with employees, suppliers, customers and other business partners; the need to retain and motivate employees; government funding and budgetary issues and timing, including in light of the COVID-19 pandemic; and the impact of general economic, political and other conditions, including the impacts of COVID-19, in the markets we address. Further information, including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement, dated May 2, 2020, by and among Iteris, Inc., ClearAg, Inc., and DTN, LLC. *

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2020
ITERIS, INC.

	By:	/s/ Douglas L. Groves
Douglas L. Groves
Senior Vice President and Chief Financial Officer

3